Exhibit 10.6
WebMD, Inc.
Private Portal Services Agreement
This Private Portal Services Agreement (“Agreement”) is made and entered into by and between WebMD, Inc. (“WebMD”), a Georgia corporation with its principal place of business at 111 Eighth Avenue, New York, NY 10011 and Emdeon Corporation (“Customer”), a Delaware corporation with its principal place of business at 669 River Drive, Elmwood Park, NJ 07407 (collectively referred to herein as the “Parties”), and is effective as of October 1, 2005 (“Effective Date”).
RECITALS
A. WebMD has developed certain proprietary interactive online personal health management products (including the related databases and content) which are hosted on servers and made available by means of the Internet) and related services (collectively, as the same may be supplemented, modified, updated or enhanced from time to time, the “Tools”) that are set forth on Schedule A.
B. Customer operates an Internet/intranet site and desires to access and use the Tools, and to offer them to authorized users as specified on Schedule A (“Fees and Payment Terms”) through Customized Pages, and WebMD desires to provide such a right to Customer, subject to the terms and conditions described herein.
NOW, THEREFORE, in consideration of the covenants contained in this Agreement, the Parties agree as follows:
AGREEMENT
Section 1. Definitions.
A. “Aggregate Data” shall mean a set or compilation of data collected by WebMD from a group of End Users that does not include an individual user’s personally identifiable information.
B. “Customized Page(s)” shall mean the Internet site that (i) contains the Tools set forth herein, (ii) is personalized and branded to incorporate Customer’s look and feel, (iii) is branded on each page with WebMD Marks, and (iv) is linked to Customer’s Site(s).
C. “Data Interchange” shall mean the electronic transmission of data between WebMD and Customer based upon WebMD’s Data Interchange specifications
D. “End User” shall mean an authorized employee of Customer who is eligible to access and permitted to use the Tools through the Site.
E. “Enhancements” shall mean compulsory updates to the Tools that are automatically added to Customer’s implementation on the release date of the Enhancement. Enhancements may include “bug” fixes, and other modifications to the Tools made by WebMD.

F. “Customer Content” shall mean the content and promotional material Customer provides to WebMD to use in connection with the Customized Pages, including, but not limited to, editorial and informational content and the content specific to the look and feel of Customer’s navigational tool bars, etc.
G. “Customer Marks” shall mean Customer’s trademarks, service marks, trade names and logos.
H. “New Product” or “New Service” shall mean modules or functions that were not previously covered under this Agreement. Adding a new module or function is subject to availability from WebMD and mutual agreement by the parties and may require a one-time integration fee and a revision to the annual license and maintenance fees charged by WebMD.
I. “PHI” shall have the meaning assigned to it in the HIPAA Privacy Rule, 45 CFR Parts 160 and 164.
J. “Reports” shall mean End User Aggregate Data provided to Customer by WebMD as described herein.
K. “Site” shall mean the Internet/intranet site(s) hosted and maintained by Customer currently located at the following URL.
L. “Tools” shall mean those products and services developed, implemented and hosted by WebMD and provided to Customer hereunder to be made available at the Site(s) and as set forth in Schedule A.
M. “WebMD Marks” shall mean WebMD’s trademarks, service marks, trade names and logos.
N. “WebMD Promotional Material” shall mean any promotional material that WebMD may provide to Customer in association with this Agreement.
Section 2. Services; Restrictions.
A. WebMD grants to Customer a non-exclusive, nontransferable right during the term of this Agreement:
i. to frame, link to, and provide End Users access to the Tools and Customized Pages in connection with Customer’s operation of the Site;

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ii. to grant End Users the right to access, display, perform and use the Tools and Customized Pages in connection with the normal non-commercial activities associated with their use of the Tools; and
iii. to incorporate, use, reproduce, copy, transmit, distribute, publicly perform and/or display the WebMD Marks and WebMD Promotional Material in association with the Tools and Customized Pages to perform its obligations hereunder in accordance with the terms of this Agreement.
B. Customer acknowledges that the Tools have been represented as being valuable trade secrets of WebMD and, accordingly, Customer agrees not to modify, adapt, alter or create derivative works from the Tools or any subpart thereof (including proprietary markings), or to merge the Tools or any subpart thereof (including proprietary markings) with other services or software.
C. Customer grants to WebMD a non-exclusive right to use, reproduce, copy, transmit, distribute, publicly perform and/or display the Customer Marks and Customer Content in association with the Tools and Customized Pages to perform its obligations hereunder in accordance with the terms of this Agreement.
D. Each party shall use the other’s Marks in conformance with that party’s trademark usage policies as communicated from time to time.
E. The Tools, WebMD Marks and WebMD Promotional Material and all intellectual property rights therein are the exclusive property of WebMD. All rights in and to the Tools, WebMD Marks and WebMD Promotional Material not expressly granted to Customer in this Agreement are reserved to WebMD.
F. Customer agrees to display and use the most current Enhancements to the Tools on the Site. WebMD will notify Customer as each new Enhancement becomes available. Customer shall be required to add the Enhancement within sixty (60) days after receiving notice from WebMD.
Section 3. Fees, Charges, Payment Terms and Reporting.
A. Subject to the terms of this Agreement, Customer agrees to pay WebMD in accordance with the payment terms set forth in Schedule A. The payments terms set forth in Schedule A are exclusive of any applicable taxes. The Customer shall be solely responsible for any applicable sales, use or other like taxes based upon WebMD’s fees for providing its services hereunder, excluding however taxes based upon WebMD’s net income. If the Parties agree to add a New Product or New Service pursuant to Section 1.I., the fees set forth in Schedule A may be revised by WebMD as provided in Section 1.I.
B. Customer will keep accurate records, which are sufficient to calculate all payments due to WebMD and will provide such records to WebMD on a monthly basis; provided, however, that Customer shall make available to WebMD all supporting documentation sufficient to calculate such payments and records within fifteen days (15) business days after receiving written request by

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WebMD. During the term of this Agreement and following termination or expiration of this Agreement, WebMD shall have the right to have an independent third party auditor audit the books and records of Customer in order to verify that it has performed its obligations in accordance with this provision and made all payments required to be made under this Agreement. WebMD will be responsible for the cost of the audit.
C. Annual Maintenance Fees. Annual maintenance services will be provided in the amounts and for the fees set forth in Schedule A.
D. Integration Fees. WebMD will develop Customized Pages for Customer. Customer will receive the specific integration services as described in Schedule A in exchange for the fees set forth in Schedule A.
Section 4. Term; Renewal; Termination.
A. This Agreement will commence on the Effective Date and continue for three years from the Effective Date unless terminated by the parties in accordance with this Section 4 of this Agreement. This Agreement shall automatically renew for additional terms of twelve (12) months unless either party notifies the other party in writing of its intent to terminate the Agreement as of the end of its then current term, at least sixty (60) days prior to expiration of the then-current term, in accordance with the notification provisions of this Agreement.
B. In the event either party materially breaches this Agreement and fails to cure such breach within 30 days following receipt of written notice concerning the breach, the other party may terminate this Agreement.
C. Upon expiration or termination of this Agreement for any reason, WebMD, with Customer’s reasonable assistance if necessary, may contact End Users via email or other similar communication to advise them of their options regarding transfer or disposition of their medical information. If Customer has performed the initial registration or authentication of End Users, Customer agrees to provide WebMD with End Users’ names and passwords so that WebMD can notify End Users of their options regarding transfer or disposition of their medical information.
D. Upon expiration or termination of this Agreement for any reason, all fees and charges set forth in Section 3 will be immediately due and payable, and Customer shall promptly discontinue all further use of WebMD Marks and all further use of the Tools.
Section 5. WebMD Responsibilities.

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A. Staffing. WebMD will maintain a trained staff of technical support personnel available during normal business hours M-F (Pacific Standard Time) to assist Customer in identifying and resolving problems with the Tools.
B. Compliance with Laws. WebMD will at all times comply with all applicable laws and regulations.
C. Protection of End User Data. WebMD will comply with all the provisions of Section 10, below, for the protection of End User data.
Section 6. Customer Responsibilities.
A. Technical Requirements. The parties acknowledge that successful implementation and use of the Tools depends upon Customer’s provision of appropriate hardware and software. WebMD will provide specifications for equipment and systems necessary to support the Tools. Unless otherwise provided for in the schedules hereto, WebMD will not provide Customer with any hardware, software, or telecommunications consulting services. WebMD may, from time to time, recommend reasonable changes or additions to the hardware and software. Customer shall have the responsibility for securing and maintaining equipment and software necessary to support Site access to the Tools.
B. Placement and Promotion. Customer will collaborate with WebMD to implement placement and promotion of the Tools.
C. Compliance with Laws. Customer will at all times comply with all applicable laws and regulations.
D. End User Activities. Customer will (i) ensure that all of its End Users have accepted WebMD’s Terms and Conditions for use of the Tools; (ii) not permit any person or entity, other than End Users, to use or gain access to the Tools and shall provide reasonable security devices to protect against unauthorized usage of or access to the Tools.
E. Protection of End User Data. Customer will comply with all the provisions of Section 10, below, in protecting End User data.
Section 7. Representations and Warranties.
A. Each party hereby represents and warrants that it is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation and has full power and authority to enter into this Agreement.
B. WebMD’s Representations; Limited Warranty; Disclaimer of Additional Warranties.
i. In the event that the Tools fail to perform in accordance with its documentation, Customer shall promptly inform WebMD of such fact, and, as Customer’s sole and exclusive remedy, WebMD shall either (a) repair or replace the Tools to correct any defects in performance without any additional charge to Customer, or (b) in the event that

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such repair or replacement cannot be done within a reasonable time and at a reasonable cost, terminate the Agreement and provide Customer, as Customer’s sole remedy, with a pro rata refund of the unused, prepaid license fees paid to WebMD hereunder with respect to such calendar year.
ii. THE TOOLS ARE PROVIDED “AS IS.” EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7B(i) ABOVE, WEBMD DOES NOT WARRANT AND SPECIFICALLY DISCLAIMS ANY REPRESENTATION THAT THE TOOLS, ANY DOCUMENTATION, ANY ADDITIONAL WORK, OR ANY COMPONENT OF ANY OF THE FOREGOING, WILL MEET CUSTOMER’S REQUIREMENTS OR THAT CUSTOMER’S USE OF THE TOOLS WILL BE UNINTERRUPTED OR ERROR FREE. THE EXPRESS WARRANTIES IN SECTION 7B(i) ARE IN LIEU OF ALL OTHER WARRANTIES BETWEEN THE PARTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, AND SUCH WARRANTIES ARE HEREBY DISCLAIMED. CUSTOMER ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTIES IN THIS AGREEMENT AND THAT NO WARRANTIES ARE MADE BY ANY OF WEBMD’S SUPPLIERS OR AGENTS.
C. Customer’s Representations and Warranties.
i. CUSTOMER EXPRESSLY ACKNOWLEDGES AND AGREES THAT WEBMD IS NOT RESPONSIBLE FOR THE RESULTS OF A USER’S DECISION RESULTING FROM THE USE OF THE TOOLS, INCLUDING, BUT NOT LIMITED TO, A USER CHOOSING TO SEEK OR NOT TO SEEK PROFESSIONAL MEDICAL CARE, OR A USER CHOOSING OR NOT CHOOSING SPECIFIC TREATMENT BASED ON THE INFORMATION OBTAINED FROM THE TOOLS.
ii. Customer represents and warrants that, should it upload, record or otherwise transmit any Customer Content, that it (a) is the owner or Customer of such Content, (b) is solely responsible to the End User for his or her use of such Content.
iii. Customer acknowledges that the Tools are not intended to replace professional medical advice and are not a tool for diagnosing the existence of a specific disease in any given individual. Customer further acknowledges that WebMD does not guarantee the accuracy, timeliness or completeness of the information obtained from the Tools, or warrant any results from using the Tools. Except for WebMD’s obligations under Section 7.B, WebMD is under no obligation to update the Information.
Section 8. Limitation of Liability.
WEBMD SHALL HAVE NO LIABILITY TO CUSTOMER, OR ANY PARTY CLAIMING THROUGH CUSTOMER, WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL,

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INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES, OR ANY LOSS OF PROFIT, REVENUE, DATA OR GOODWILL, WHETHER INCURRED OR SUFFERED AS A RESULT OF UNAVAILABILITY OF THE SERVICE OR OTHERWISE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES. IN NO EVENT SHALL WEBMD’S AGGREGATE LIABILITY HEREUNDER FOR ANY CAUSE IN ANY CALENDAR YEAR ARISING OUT OF OR RELATED TO WEBMD’S PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT OR OTHERWISE EXCEED THE AMOUNT OF THE FEES PAID HEREUNDER TO WEBMD IN THE CALENDAR YEAR IN WHICH THE DIRECT DAMAGES ARE INCURRED. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION OR CLAIMS IN THE AGGREGATE INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS. BOTH PARTIES ACKNOWLEDGE THAT THE FEES SET FORTH IN THIS AGREEMENT REFLECT THE ALLOCATION OF RISK IN THIS AGREEMENT AND THAT NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON LIABILITY.
Section 9. Confidentiality and Nondisclosure
WebMD and Customer agree that, without the express written consent of the other, none of its officers, directors, employees or agents will use or disclose to any third party any information furnished by or obtained from the other party, which he or she has reason to believe is confidential or which the other party designates as confidential. Information regarded as confidential includes, but is not limited to, the specific terms of this Agreement, but not the fact that Customer is a customer of WebMD that uses WebMD’s services. The foregoing obligations of non-use and non-disclosure shall not apply to any information that the receiving party can show is in the public domain through no fault of the receiving party, or that which was properly known by the receiving party without obligations of confidentiality prior to disclosure by the disclosing party or that which is publicly disclosed to the receiving party by a third party without obligations of confidentiality. Customer specifically agrees not to copy or distribute the Tools without the prior written consent of WebMD.
Section 10. Protection of End User Data.
A. WebMD shall enter into the business associate agreement with the Customer prior to WebMD’s receipt of any PHI from an End User. Subject to applicable law, WebMD shall have access to and use of End User data and shall have the right to use such data on an individual End User basis within the plan and solely to fulfill its obligations under this Agreement. WebMD reserves the right to use Aggregate Data for any purpose, but in no event shall WebMD use such data in a manner that identifies an End User or Customer. WebMD shall provide to End Users a privacy policy, which privacy policy may be amended from time to time by the WebMD and Customer as required to comply with applicable law, rule or regulation.
B. WebMD will provide Customer (or its designated representative) with electronic Reports in WebMD’s standard format comprised of Aggregate Data that can be accessed online via Customer’s confidential password on such terms as agreed to by parties, unless otherwise provided for herein.

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C. Both Parties represent and warrant to the other to use, exchange and forward PHI in compliance with all applicable laws and regulations (“Laws”). Each party shall be responsible for complying with the confidentiality and privacy statements and other such policies as displayed in connection with the Tools and the Customized Pages and as agreed to in this Agreement.
D. WebMD will provide PHI to the Customer and representatives or vendors of Customer only if providing such personally identifiable health information is for the purposes of the payment, treatment or operation functions of the Customer’s health plan (as contemplated by HIPAA) and, in the case of a representative or vendor of Customer, only if such representative or vendor is then a party to a business associate agreement with Customer.
E. Both parties agree to use security procedures sufficient to prevent the disclosure of PHI to unauthorized third parties.
F. Each party agrees to notify the other if it becomes aware of the inadvertent disclosure of any PHI transmitted by reason of this Agreement.
Section 11. Indemnification.
A. WebMD Indemnity. WebMD will indemnify, defend and hold harmless, at its own expense, any claims, suits, losses, damages, liabilities, costs, expenses and actions against Customer brought by a third party to the extent that the action is based upon a claim that the Tools, when used in accordance with this Agreement, infringe any proprietary right of any third party, and WebMD will pay those costs and damages finally awarded against Customer (including attorneys’ fees) in any such action that are specifically attributable to such claim or those costs and damages agreed to in a monetary settlement of such action; provided, however, that WebMD shall have no obligation pursuant to the foregoing indemnification provision to the extent that any claim is based on or related to (a) any use of the Tools in violation of this Agreement, (b) any use of the Tools in conjunction with any third party product, data, hardware or software not provided by WebMD, or (c) any Customer Content. If Customer’s use is enjoined by reason of an infringement claim, WebMD’s sole obligation shall be to either (i) procure the right for Customer to continue using the Tools, (ii) replace or modify the components of the Tools subject to the infringement claim with non-infringing components of substantially equivalent functionality, or (iii) if neither of the above are available, to refund to Customer a prorata portion, if any, of the unused fees prepaid for access to the Tools. The foregoing states the entire liability of WebMD with respect to any infringement claims and Customer hereby expressly waives any other such liabilities
B. Customer Indemnity. Customer will indemnify, defend and hold harmless WebMD and its affiliates and its and their respective officers, directors, officers, employees, agents, successors and assigns with respect to any claim, suit, loss, liability, demand, cause of action, debt or liability, including reasonable attorneys’ fees, to the extent that it is based upon any third party claim that, if true, would constitute a breach of any of Customer’s representations, warranties, obligations, covenants or agreements hereunder.

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C. Indemnification Procedures. A party seeking indemnification hereunder shall give the party from whom indemnification is sought reasonably prompt notice of the relevant claim; provided, however, that failure to provide such notice shall not relieve the indemnifying party from its liability or obligation hereunder except to the extent of any material prejudice directly resulting from such failure. The indemnified party shall have the right to participate in the proceeding at its own expense.
Section 12. Relationship of the Parties.
Neither the making of this Agreement nor the performance of its provisions shall be construed to constitute either party an agent, employee or legal representative of the other party for any purpose whatsoever. Nor shall this Agreement be deemed to establish a joint venture or partnership. Each party to this Agreement is an independent contractor engaged in its own and entirely separate business. Neither party shall have any right or authority to create any obligation, warranty, representation or responsibility, whether express or implied, on behalf of the other party in any manner whatsoever.
Section 13. Notices.
All notices, requests, demands, payments and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied or sent by nationally recognized overnight carrier, or mailed by certified mail, postage prepaid, return receipt requested, as follows:

If to WebMD:	WebMD, Inc.
Attention: President
111 Eighth Avenue
New York, NY 10011
Tel: (212) 624-3700
Fax: (212) 624-3747
If to Customer:	Emdeon Corporation
669 River Drive
Elmwood Park, NJ 07407
Attn.: President
Tel.: (201) 703-3400
Fax.: (201) 703-3443
Section 14. Amendment.
This Agreement may not be amended, modified, or otherwise altered, nor may any provision hereof be waived, except pursuant to a written agreement signed by the Parties hereto.
Section 15. Effect of Agreement.
This Agreement and the schedules hereto constitute the entire agreement of the Parties hereto with respect to the matters set forth herein and supersede and cancel all previous written or oral agreements and understandings of the Parties with respect to such matters.

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Section 16. Waiver.
All waivers of and consents to any terms and conditions of this Agreement (or any rights, powers, or remedies under it) by either party must be in writing in order to be effective. No waiver or consent granted with respect to one matter or incident shall be construed to operate as a waiver or consent with respect to any different or subsequent matter or incident.
Section 17. Assignment.
Neither party is entitled to assign this Agreement without the other party’s prior written consent, which consent shall not be unreasonably withheld.
Section 18. Severability and Effect of Laws.
The provisions of this Agreement shall obligate the parties only to the extent that such provisions are lawful. Any provision of this Agreement, which is prohibited by law shall be ineffective (but only to the extent that, and in the locations where, such prohibition shall be applicable). The remainder of the Agreement shall remain in full force and effect.
Section 19. Force Majeure.
Neither party shall be liable for any loss or damage sustained by the other party because of any delay in performance or noncompliance with any provision of this Agreement that results from an act, event, omission, or cause beyond its reasonable control and without its fault or negligence, including, but not limited to, failure of suppliers, shortage of raw materials, or other industrial disturbances, civil commotion, riots, wars, fires, explosions, floods, earthquakes, volcanic eruptions, embargoes, disruptions in telecommunications or acts of civil or military authority.
Section 20. Survival.
All of the provisions relating to proprietary rights, confidentiality, privacy, publicity, disclaimer of warranty and limitation of liability shall survive the expiration or sooner termination of this Agreement.
Section 21. Agreement Counterparts.
This Agreement may be executed on two counterparts, each of which shall be deemed to be an original, but both of which shall constitute only one agreement.
Section 22. Integration.
CUSTOMER ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, UNDERSTANDS EACH AND EVERY TERM AND CONDITION IN IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. CUSTOMER ALSO AGREES THAT THIS AGREEMENT IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN WEBMD AND CUSTOMER AND THAT THIS AGREEMENT SUPERCEDES ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, PROPOSALS,

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NEGOTIATIONS, OR DISCUSSIONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREIN. NO COURSE OF DEALING OR USAGE OF TRADE OR COURSE OF PERFORMANCE SHALL BE RELEVANT TO EXPLAIN OR SUPPLEMENT ANY TERMS EXPRESSED HEREIN. CUSTOMER FURTHER AGREES THAT NO REPRESENTATIONS OR STATEMENTS OF ANY KIND, INCLUDING BUT NOT LIMITED TO DEALER ADVERTISING OR PRESENTATIONS, ORAL OR WRITTEN, MADE BY ANY AGENT OR REPRESENTATIVE OF THE OTHER PARTY, WHICH IS NOT STATED HEREIN, SHALL BE BINDING ON CUSTOMER OR WEBMD.
Section 23. Export Restrictions. THIS AGREEMENT IS EXPRESSLY MADE SUBJECT TO ANY LAWS, REGULATIONS, ORDERS OR OTHER RESTRICTIONS GOVERNING THE EXPORT OF THE TOOLS FROM THE UNITED STATES WHICH MAY BE IMPOSED FROM TIME TO TIME BY GOVERNMENTAL REGULATION. CUSTOMER SHALL NOT EXPORT THE TOOLS WITHOUT THE WRITTEN CONSENT OF WEBMD AND COMPLIANCE WITH SUCH LAWS, REGULATIONS, ORDERS OR OTHER RESTRICTIONS.
Section 24. No Third Party Beneficiary. No person not a party to this Agreement is an intended beneficiary of this Agreement, and no person not a party to this Agreement shall have a right to enforce any term of this Agreement.
Section 27. Authority.
CUSTOMER ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY PROVISIONS RELATING TO WARRANTIES, PREVAIL OVER ANY LICENSES CONTAINED WITHIN THE PRODUCT DELIVERED TO CUSTOMER PURSUANT TO THIS AGREEMENT.
Section 26. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto do hereby execute this Agreement as of the day and year first written above.

For: WebMD, Inc.	For: Emdeon Corporation

Title:	Title:

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Schedule A
Fee and Payment Terms
Health Management Platform

Service Fees (Annual): $250,000 (payable in equal quarterly installments)

WebMD Health Manager
Health Promotion / Online Wellness Content and Tools
Health Manager Home Page
HealthQuotient (online Health Risk Assessment Tool)
Men’s Health Assessment
Women’s Health Assessment
Diabetes And Asthma Premium Condition Centers
Condition Centers
Dynamic Health Record
Child Health Manager/Pregnancy Planning
Ready, Set, Stop Online (Smoking Cessation)
Nutrition Improvement Program
Lifetime Exercise Adherence Platform (LEAP)
Secure Message Center
Calendar (integrated and wellness/health related)
Wireless Applications (ability to set wireless reminders via messaging)
Trackers (track health measurements over time)
Search
Rewards (On-line incentive management)
Content Sources:
Content Indexing — # of URL’s
WebMD Weight Loss Clinic

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Schedule A
Fee and Payment Terms; Tools

Annual Maintenance Fee	$250,000

WebMD Site Manager
Client Self-Service Administration Tools / Smart Point Personalization
Messaging:
Utilization Messaging
Preventive Service Reminders
Calendar & National Health Observance Reminders...
Custom-Targeted Messaging
Unlimited Messaging
Standard Reporting (Basic and Excel)
Standard Promotional Services (CD Campaigns/MiniQ’s)
Promotional Weblets: 2 on home page; 1 on each landing page
MiniQ’s — promotional quizzes
Eligibility File Upload — Self Service
Multi-Tier Platform

WebMD Benefits Manager
Decision Support Applications
CostCompare (3 Plans)
PlanCompare (3 Plans)
DrugCompare (1 Plan)
Select Quality Care
My Health Care Costs

WebMD HubX Integration

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Schedule A
Fee and Payment Terms

Secure, Third-Party Integration
Data Integration — Claims Import
Third-Party Data Interchange

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